SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 20, 2006

Merisant Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-114102	52-2219000
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Merisant Company

(Exact Name of Registrant as Specified in Charter)

Delaware	333-114105	52-2218321
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10 South Riverside Plaza, Suite 850
Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 840-6000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 20, 2006, David House was elected as a director of Merisant Worldwide, Inc., Merisant Company and Merisant Company’s corporate subsidiaries in the United States.

Mr. House held senior management positions at American Express Company before his retirement from that company in March 2006.  He last served as Group President of the Global Network and Establishment Services & Travelers Cheques and Prepaid Services businesses as well as a member of the Global Leadership Team, American Express’s senior-most management group.  From 1995 to 2000, Mr. House was president, Establishment Services (U.S.).  Prior to joining American Express in 1993, Mr. House was a senior vice president of Reebok International Inc., where from 1989 to 1993, he held a variety of sales, marketing and operations positions.  He has also held sales and marketing positions with PepsiCo, Majers Corporation and Procter & Gamble.  Mr. House continues to advise Ken Chenault, the Chairman and Chief Executive Officer of American Express, and is an advisor to Pegasus Capital Advisors, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISANT WORLDWIDE, INC.

Date: July 21, 2006	By:	/s/ Jonathan W. Cole
Jonathan W. Cole
Vice President, General Counsel

MERISANT COMPANY

Date: July 21, 2006	By:	/s/ Jonathan W. Cole
Jonathan W. Cole
Vice President, General Counsel